Exhibit 99.1

The Peck Company Holdings, Inc. Reports 2019 Results

Revenue Growth of 77% to $28.2 Million

Operating Income of $1.0 Million

Net Loss of $.4 Million

Adjusted EBITDA of $1.9 Million

Adjusted EPS of $0.42

SOUTH BURLINGTON, VT – Business Wire - March 30, 2020 – The Peck Company Holdings, Inc. (NASDAQ: PECK) (the “Company” or “Peck”), a leading commercial solar engineering, procurement and construction (EPC) company, today announced the Company’s financial results for the fourth quarter (“Q4 2019”) and year ended December 31, 2019.

Key Financial Highlights for Calendar (Full Year) 2019

●	Revenues increased 77% to $28.2 million, compared to $15.9 million in 2018
●	Gross profit increased 33% to $4.2 million, compared to $3.1 million in 2018
●	Operating income decreased 17% to $1.0 million, compared to $1.2 million in 2018; primarily due to the cost associated with being a public company
●	Adjusted EBITDA increased by 12% to $1.9 million, compared to $1.7 million in 2018
●	$30 Million in backlog, projects currently under contract and anticipated contracts to-date

Key Business Highlights for Calendar (Full Year) 2019

●	Commenced additional growth strategy of acquiring solar arrays to resell or operate with recurring revenue
●	Awarded 95% of the projects it has reviewed for construction
●	Completed 25 projects totaling more than 35 Megawatts (MWs)
●	Executed $17 million agreement for 7 MWs with a customer who has a backlog of several hundred million dollars in new solar projects
●	Appointed renewable energy expert Daniel Dus to Board of Directors
●	Named to Solar Power World’s top solar contractors list
●	Completed business combination with Jensyn Acquisition Corp. in becoming a publicly-traded company on the NASDAQ

Management Commentary

The Peck Company Holdings Chief Executive Officer, Jeffrey Peck, commented, “2019 was a tremendous year for our business as demonstrated by our strong 77% revenue growth and continued operating profitability. It was also a transformational year for our company, as we became publicly-traded with a NASDAQ listing. Our desire to be public was driven by improved access to capital to grow our business and the potential ability to utilize our stock as a currency for acquisitions. After installing more than 125 MWs of solar energy since 2012, we believe that we are well-positioned for what we believe to be the coming revolution to an all renewable energy economy. We recognize that the coronavirus pandemic has disrupted the global economy and created unpredented uncertainty. While as of yet we have not had any projects or contracts cancelled due to the global pandemic, cancellations are certainly a possibility. Regardles, we do believe some are likely to have their timing pushed out, due to the wide-ranging impact of the pandemic. . Subject to the unknown impacts of the pandemic, we do remain cautiously optimistic for 2020 and beyond, with our multi-pronged growth strategy of (1) organic growth by leveraging existing relationships to expand across the Northeast; (2) accretive M&A of profitable businesses to expand geographic footprint, capabilities, and cash flow; and (3) acquisition of solar arrays to construct and resell at a profit or to hold for recurring revenue. Additionally for 2020, we will be raising our visibility within the investment community by strengthening our relationships and increasing awareness with the goal of ultimately enhancing shareholder value.”

2020 Outlook

The sum of Peck’s backlog, projects currently under contract, and anticipated contracts to date are already near $30 million. Peck is not typically bidding competitively for projects, but instead engages with its customers over a long-term basis to develop project designs and to help customers reduce project costs. Historically, Peck has been awarded over 95% of the project it has reviewed for construction. The upfront assistance and coordination with its clients can be considered Peck’s marketing effort, which is a significant advantage for converting a high percentage of our pipeline projects.

In addition, Peck is engaging existing customers and new partners outside of Vermont as part of its planned 2020 expansion across the Northeast. Peck has already identified over $20 million of potential opportunities in other states.

Financial Results for the Year Ended December 31, 2019

Revenue for the year ended December 31, 2019 was $28.2 million, an increase of $12.3 million, or 77%, compared to $15.9 million for the year ended December 31, 2018. The increase in revenue was primarily due to an increase in the number of projects and MWs completed. Approximately 77% of revenue in the year ended December 31, 2019 was from solar installations, compared to 62% of revenues in the year ended December 31, 2018.

Gross profit for the year ended December 31, 2019 was $4.2 million, an increase of $1.0 million, or 33%, compared to $3.1 million for the year ended December 31, 2018. The resulting gross margin was 14.8% for the year ended December 31, 2019, compared to 19.8% for the year ended December 31, 2018. Gross margins for the year ended December 31, 2019 were lower as a result of acquiring projects directly from our development partners at the notice to proceed phase. This strategy results in an increase in revenue and gross profit but does deteriorate the gross margin. The Company will continue to deploy this strategy to gain control of projects at an earlier stage and increase the predictability of its revenue stream.

General and administrative expenses for the year ended December 31, 2019 were $2.3 million, an increase of $1.1 million, or 89%, compared to $1.2 million for the year ended December 31, 2018. The increase in general and administration expenses were primarily due to the cost associated with being a public company, as the expenses for accounting, legal and professional services increased significantly in the year ended December 31, 2019 compared to the year ended December 31, 2018.

Operating income for the year ended December 31, 2019 was $1.0 million, a decrease of $0.2 million, or 17%, compared to $1.2 million for the year ended December 31, 2018. The decrease in operating income was primarily due to the cost associated with being a public company, as the expenses for accounting, legal and professional services increased significantly in the year ended December 31, 2019 compared to the year ended December 31, 2018.

Depreciation expenses for the year ended December 31, 2019 were $0.6 million, an increase of $0.1 million, or 16%, compared to $0.5 million for the year ended December 31, 2018. Depreciation expenses increased primarily due to the purchase of additional equipment for the construction of Peck’s solar array assets.

Interest expense for the year ended December 31, 2019 was $0.3 million, an increase of $0.2 million, or 132%, compared to $0.1 million for the year ended December 31, 2018. Interest exepnses increased primarily due to increased utilization of Peck’s line of credit.

Net loss for the year ended December 31, 2019 was $0.4 million, compared to a net income of $1.1 million for the year ended December 31, 2018. The net loss for the year ended December 31, 2019 was primarily due to a $1.1 million provision for income taxes, compared to nil for the year ended December 31, 2018.

Pro-forma net income, excluding such a provision for income taxes but taking into effect a normalized tax rate, for the year ended December 31, 2019 was $0.5 million, compared to a net income of $0.8 million for the year ended December 31, 2018. The resulting pro-forma earnings per share (EPS) for the year ended December 31, 2019 was $0.11 per diluted share, compared to $0.33 per diluted share (EPS) for the year ended December 31, 2018.

Adjusted EBITDA for the year ended December 31, 2019 was $1.9 million, an increase of $0.2 million, or 12%, compared to $1.7 million for the year ended December 31, 2018.

Adjusted EPS for the year ended December 31, 2019 was $0.42, compared to $0.52 for the year ended December 31, 2018.

The reconciliations of EBITDA, Adjusted EBITDA to net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, are shown in the table below:

	Year ended December 31,
	2019	2018
Net income (loss)	$(427,759)	$1,056,222
Depreciation and amortization	621,234	537,484
Interest expense	313,068	134,810
Income Tax	1,104,840	250
EBITDA	1,611,383	1,728,766
Other costs	273,819	0

Adjusted EBITDA	1,885,202	1,676,989

Weighted Average shares outstanding	4,447,681	3,234,501

Adjusted EPS	0.42	0.52

Conference Call Information

Fourth Quarter and Year End 2019 Earnings Results Conference Call

Date: Monday, March 30, 2020

Time: 4:30 PM ET

Dial-in: 1-877-407-3974 (Domestic)

1-201-689-8040 (International)

Webcast: https://www.webcaster4.com/Webcast/Page/2298/33820

For those unable to participate during the live broadcast, a replay of the call will also be available from 7:30 p.m. Eastern Time on March 30, 2020 through 11:59 p.m. Eastern Time on April 13, 2020 by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay pin number: 33820.

Certain Non-GAAP Measures

We periodically review the following key non-GAAP measures to evaluate our business and trends, measure our performance, prepare financial projections and make strategic decisions.

EBITDA, Adjusted EBITDA and Earnout Adjusted EBITDA

Included in this presentation are discussions and reconciliations of earnings before interest, income tax and depreciation and amortization (“EBITDA”) and EBITDA adjusted for certain non-cash, non-recurring or non-core expenses (“Adjusted EBITDA”) to net income in accordance with GAAP. Adjusted EBITDA excludes certain non-cash and other expenses, certain legal services costs, professional and consulting fees and expenses, and one-time business combination expenses and certain adjustments. We believe that these non-GAAP measures illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals.

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures, particularly Adjusted EBITDA, to analyze our performance would have material limitations because such calculations are based on a subjective determination regarding the nature and classification of events and circumstances that investors may find significant. We compensate for these limitations by presenting both the GAAP and non-GAAP measures of our operating results. Although other companies may report measures entitled “Adjusted EBITDA” or similar in nature, numerous methods may exist for calculating a company’s Adjusted EBITDA or similar measures. As a result, the methods that we use to calculate Adjusted EBITDA may differ from the methods used by other companies to calculate their non-GAAP measures.

About The Peck Company Holdings, Inc.

Headquartered in South Burlington, VT, The Peck Company Holdings, Inc. is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. Ranked by Solar Power World as one of the leading commercial solar contractors in the Northeastern United States, the Company provides EPC services to solar energy customers for projects ranging in size from several kilowatts for residential properties to multi-megawatt systems for large commercial and utility scale projects. The Company has installed over 125 megawatts worth of solar systems since it started installing solar in 2012 and continues its focus on profitable growth opportunities. Please visit www.peckcompany.com for additional information.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

Contact:

Michael d’Amato

IR@peckcompany.com

p802-264-2040

The Peck Company Holdings, Inc.

Consolidated Balance Sheets

December 31, 2019 and 2018

	2019	2018
Assets
Current Assets:
Cash	$95,930	$313,217
Accounts receivable, net of allowance	7,363,605	2,054,413
Costs and estimated earnings in excess of billings	1,272,372	718,984
Due from stockholders	0	2,858
Other current assets	201,326	0
Total current assets	8,933,233	3,089,472

Property and equipment:
Building and improvements	672,727	666,157
Vehicles	1,283,364	1,147,371
Tools and equipment	517,602	493,760
Solar arrays	6,386,025	6,386,025
	8,859,718	8,693,313
Less accumulated depreciation	(2,193,007)	(1,571,774)
	6,666,711	7,121,539
Other Assets:
Captive insurance investment	140,875	80,823
Due from stockholders	0	250,000
Deferred finance charges	365,035	0
Cash surrender value – life insurance	0	224,530
	505,910	555,353
Total assets	$16,105,854	$10,766,364

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$3,949,458	$1,495,785
Accrued expenses	119,211	236,460

Billings in excess of costs and estimated earnings on uncompleted contracts	126,026	180,627
Accrued losses on contract in progress	0	9,128
Due to stockholders	342,718	33,463
Line of credit	3,510,100	972,524
Current portion of deferred compensation	27,880	27,068
Current portion of long-term debt	426,254	410,686
Total current liabilities	8,501,647	3,365,730

Long-term liabilities:
Deferred compensation, net of current portion	88,883	116,711
Deferred tax liability	1,098,481	0
Long-term debt, net of current portion	1,986,050	2,212,885
Total liabilities	3,173,414	2,329,596

Stockholders’ equity:
Preferred stock – 0.0001 par value 1,000,000 shares authorized, 0 issued and outstanding	0	0
Common stock – 0.0001 par value 49,000,000 shares authorized, 5,298,159 and 3,234,501 issued and outstanding as of December 31, 2019 and 2018 , respectively	529	323
Additional paid-in capital	826,388	552,630
Retained earnings	3,603,876	4,518,085
Total Stockholders’ equity	4,430,793	5,071,038
Total liabilities and stockholders’ equity	$16,105,854	$10,766,364

The Peck Company Holdings, Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2019 and 2018

		(reclassified)
	2019	2018
Earned revenue	$28,221,569	$15,956,097
Cost of earned revenue	24,050,197	12,806,767
Gross profit	4,171,372	3,149,330

Warehouse and other operating expenses	864,359	732,196
General and administrative expenses	2,316,900	1,226,102
Total operating expenses	3,181,259	1,958,298
Operating income	990,113	1,191,032

Other income (expenses)
Interest expense	(313,068)	(134,810)
Total other income (expenses)	(313,068)	(134,810)

Income before income taxes	677,045	1,056,222
Provision for income taxes	1,104,840	250

Net (loss) income	$(427,795)	$1,055,972

Pro forma information
Net (loss) income	$677,045	$1,056,222
Income tax expense	187,677	292,785
	$489,368	$763,437
Net (loss) income per share
Weighted average shares outstanding
Basic	4,447,681	3,234,501
Diluted	4,447,681	3,234,501

Basic	$(0.10)	$0.33
Diluted	$(0.10)	$0.33

The Peck Company Holdings, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities
Net (loss) income	$(427,795)	$1,055,972
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	621,234	537,484
Provision for deferred income taxes	1,098,481	0

Changes in operating assets and liabilities:
Accounts receivable	(5,309,192)	1,071,945
Prepaid expenses	(201,326)	0
Costs and estimated earnings in excess of billings	(553,388)	(314,885)
Accounts payable	2,453,673	(707,687)
Accrued expenses	(117,249)	(87,677)
Billings in excess of costs and estimated earnings on uncompleted contracts	(54,601)	(73,556)
Accrued losses on contract in progress	(9,128)	9,128
Deferred compensation	(27,005)	143,768
Net cash (used in ) provided by operating activities	(2,526,296)	1,634,492

Cash flows from investing activities:
Purchase of solar arrays and equipment	(166,405)	(2,729,089)
Cash surrender value – life insurance	224,530	(83,897)
Investment in captive insurance	(60,052)	(44,823)
Net cash used in investing activities	(1,927)	(2,857,809)

Cash flows from financing activities:
Net borrowings on line of credit	2,561,690	972,524
Proceeds from long-term debt	136,089	930,395
Payments of long-term debt	(347,356)	(387,622)
Due to stockholders	309,255	(245,715)
Recapitalization costs paid	(129,100)	0
Stockholder distributions paid	(219,600)	(493,829)
Net cash provided by financing activities	2,310,936	1,021,468
Net decrease in cash	(217,287)	(447,564)
Cash, beginning of year	313,217	760,781
Cash, end of year	$95,930	$313,217

Supplemental disclosure of cash flow information

Cash paid during the year for:
Interest	$244150	$134,810
Income taxes	5,859	250

Supplemental schedule of non-cash investing and financing activities:
Vehicles purchased and financed	$126,793	$189,563
Accrued S corporation distributions which have not been paid	$266,814